Exhibit 10.12

AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

CAH VINEYARD, LLC

THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, 15 U.S.C. § 15b ET SEQ., AS AMENDED (THE “FEDERAL ACT”), IN RELIANCE UPON ONE (1) OR MORE EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE FEDERAL ACT. IN ADDITION, THE ISSUANCE OF THIS SECURITY HAS NOT BEEN QUALIFIED UNDER THE DELAWARE SECURITIES ACT, THE CALIFORNIA CORPORATE SECURITIES LAW OF 1968 OR ANY OTHER STATE SECURITIES LAWS (COLLECTIVELY, THE “STATE ACTS”), IN RELIANCE UPON ONE (1) OR MORE EXEMPTIONS FROM THE REGISTRATION PROVISIONS OF THE STATE ACTS. IT IS UNLAWFUL TO CONSUMMATE A SALE OR OTHER TRANSFER OF THIS SECURITY OR ANY INTEREST THEREIN TO, OR TO RECEIVE ANY CONSIDERATION THEREFOR FROM, ANY PERSON OR ENTITY WITHOUT AN OPINION OF COUNSEL FOR THE COMPANY THAT THE PROPOSED SALE OR OTHER TRANSFER OF THIS SECURITY DOES NOT AFFECT THE AVAILABILITY TO THE COMPANY OF SUCH EXEMPTIONS FROM REGISTRATION AND QUALIFICATION, AND THAT SUCH PROPOSED SALE OR OTHER TRANSFER IS IN COMPLIANCE WITH ALL APPLICABLE STATE AND FEDERAL SECURITIES LAWS. THE TRANSFER OF THIS SECURITY IS FURTHER RESTRICTED UNDER THE TERMS OF THE OPERATING AGREEMENT GOVERNING THE COMPANY, A COPY OF WHICH IS ON FILE WITH THE COMPANY.

(i)

(ii)

(iii)

		Page

11.41	Services	26
11.42	Securities Acts	27
11.43	SFR Assets	27
11.44	Stated Value	27
11.45	Subsidiary Agreement(s)	27
11.46	Subsidiary(ies)	27
11.47	Subsidiary Interest(s)	27
11.48	Transfer	27
11.49	Treasury Regulation	27
11.50	Wysel	27

EXHIBIT “A”	NAMES, ADDRESSES AND PERCENTAGE INTERESTS OF THE MEMBERS

EXHIBIT “B”	INITIAL BUDGET AND BUSINESS PLAN

(iv)

AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

CAH VINEYARD, LLC

THIS AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF CAH VINEYARD, LLC is entered into effective as of July 30, 2012, by and between COLONY AMERICAN HOMES, LLC, a Delaware limited liability company (“CAH”), on the one hand, and JOHN RICHARD MCKEE, JR., as Trustee of the McKee Family Revocable Trust dated January 26, 2007 (“McKee”), and DR. GLEN WYSEL, AS TRUSTEE OF THE WYSEL FAMILY TRUST DATED MAY 27, 2008 (“Wysel,” together with McKee, the “Pivotal Member” collectively), on the other hand. The capitalized terms used herein shall have the respective meanings assigned to such terms in Article XI or elsewhere in this Agreement.

R E C I T A L S :

A. The Company is governed by that certain Amended and Restated Operating Agreement of Vineyard Development Group, L.L.C. dated as of July 1, 2011 (the “Original Agreement”).

B. CAH acquired a twenty-five percent (25%) membership interest in the Company pursuant to that certain Purchase Agreement dated as of July 30, 2012 by and between CAH and Pivotal Member.

C. The parties hereto now desire to amend and restate the Original Agreement in its entirety to reflect the foregoing and such revisions as the parties deem appropriate.

ARTICLE I

CONTINUATION

1.01 Continuation

The Members hereby continue the Company as a Delaware limited liability company pursuant to the provisions of the Delaware Act and this Agreement. An authorized person of the Company heretofore executed a Certificate of Formation for the Company in accordance with the Delaware Act which was duly filed with the Office of the Delaware Secretary of State, and a Certificate of Amendment was filed with the Delaware Secretary of State on July 30, 2012 that changed the name of the Company from “Vineyard Development Group, L.L.C.” to “CAH Vineyard, LLC.” Administrative Member shall execute, acknowledge and/or verify such other documents and/or instruments as may be necessary and/or appropriate in order to form the Company under the Delaware Act and/or to continue its existence in accordance with the provisions of the Delaware Act and/or to register, qualify to do business and/or operate its business as a foreign limited liability company in accordance with the laws of any other State where such qualification is required.

1.02 Names and Principal Office of the Company

The name of the Company is “CAH Vineyard, LLC.” The principal office of the Company shall be located at 2450 Broadway, 6th Floor, Santa Monica, California 90404.

1.03 Registered Office; Registered Agent

The registered office of the Company in the State of Delaware is c/o Corporation Service Company, is 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808, or such other office as the Members may designate. The name and address of the registered agent of the Company for service of process on the Company in the State of Delaware is Corporation Service Company, is 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808, or such other agent as the Members may designate.

1.04 Term of Company

The term of the Company shall continue until December 31, 2017 unless such term has been extended by the Members or the Company is dissolved and terminated pursuant to Article VII hereof. The existence of the Company as a separate legal entity shall continue until the cancellation of the Certificate of Formation.

1.05 Names and Addresses of the Members

The address of each Member is set forth on Exhibit “A” attached hereto, unless changed pursuant to Section 10.01.

1.06 Nature of Business

The purpose of the Company is to engage in any lawful act or activity for which a limited liability company formed under the Delaware Act may undertake. Unless otherwise approved by the Members, the Company shall only engage in the following activities: (a) to provide real estate services (“Services”) with respect to single family residences (“SFR Assets”) held by third parties and/or Affiliates of the Company (such Services to include, without limitation, (i) identification, due diligence and acquisition of SFR Assets, (ii) rehabilitation, construction and renovation, (iii) asset management, operation and maintenance, (iv) leasing, and (v) such other services as are determined by the Members); (b) forming one (1) or more limited liability companies, general or limited partnerships, corporations, and/or other business entities (collectively, the “Subsidiaries” and individually, a “Subsidiary”) that are owned, either directly or indirectly, by the Company for the purpose of providing Services and/or holding any licenses and/or permits required under applicable law in order to provide the Services; (c) to acquire, own, manage, hold for investment, encumber, sell, dispose of and otherwise realize the economic benefit from the Company’s ownership interest in each Subsidiary (collectively, the “Subsidiary Interests” and individually, a “Subsidiary Interest”) or to advise Persons with respect to each of such listed activities that are under the management of the Company and/or any of its Subsidiaries; (d) to enforce the Company’s rights in, and to discharge the Company’s obligations under, the general and limited partnership agreements, limited liability company agreements, and/or other agreements, contracts and/or instruments that may govern the Subsidiaries, as the same may hereinafter be amended and/or restated from time to time (collectively, the

“Subsidiary Agreements” and individually, a “Subsidiary Agreement”); (d) to expand the business operations and capabilities of the Company by undertaking a Financing, Material Corporate Action or raising additional capital, whether through private or public markets, or both; and (e) to conduct such other activities with respect to the Company, Subsidiary Companies, the Subsidiary Interests, the Subsidiary Agreements, and/or the Services as are necessary and/or appropriate to accomplish the foregoing purposes.

1.07 Outside Activities

In view of the limited purposes of the Company, in accordance with Section 18-1101 of the Delaware Act, no Member shall have any obligations (fiduciary or otherwise) with respect to the Company or to the other Member, or to as make other investment opportunities available to the Company or to the other Member. Each Member may, notwithstanding the existence of this Agreement, engage in whatever activities such Member may choose, whether the same are competitive with the Company or otherwise, without having or incurring any obligation to offer any interest in such activities to the Company or to the other Member. Neither this Agreement nor any activities undertaken pursuant hereto shall prevent any Member from engaging in such activities, and any duties of the Members to each other and to the Company shall be limited solely to those set forth herein.

1.08 Material Corporate Action

In the event of a Material Corporate Action with respect to CAH, the entirety of the Company and its assets shall be incorporated with and into such Material Corporate Action unless otherwise agreed to by the Members. A valuation process undertaken by one or more nationally recognized valuation experts (selected by or on behalf of CAH) by which the overall value of CAH is determined in connection with such Material Corporate Action shall specifically evaluate the Company and assign a reasonable value thereto (“Company Value”). CAH shall use the Company Value to determine the kind and amount of shares of stock or other securities receivable by each Pivotal Member in connection with such Material Corporate Action with respect to the Interest of each Pivotal Member.

ARTICLE II

MANAGEMENT OF THE COMPANY

2.01 Management

(a) Management by the Members. Except as otherwise expressly provided in this Agreement, all aspects of the overall business and affairs of the Company shall be managed, and all decisions affecting the business and affairs of the Company shall be made, by the Members acting together. Unless the manner of approval, consent or decision-making is otherwise expressly provided for herein, any matter to be approved or decided upon may be approved or decided upon in any reasonable manner, including, without limitation, by vote, written consent, verbal approval, a meeting of the Members at which all of the Members are present, or action taken consistent with the decision of the Members. Except as otherwise provided in this Agreement, all agreements, contracts, and any and all other documents and instruments affecting or relating to the business and affairs of the Company shall be executed on behalf of the Company by the Administrative Member (or such Member as approved by the Members) without execution by any other Member (provided that any consent required pursuant to this Agreement has first been obtained). Any and all documents and/or other instruments executed in accordance with the forgoing provisions of this Section 2.01(a) shall bind the Company and each Member. Each Member shall use such Member’s reasonable efforts to carry out the business of the Company and shall devote such time as is necessary, in such Member’s reasonable discretion, for the efficient operation of the Company’s business. Nothing contained herein shall prevent any Member or any of such Member’s employees, officers, directors, shareholders, agents, representatives or Affiliates from devoting time to other businesses, whether or not similar in nature to the business of the Company.

(b) Restrictions on Authority. No Member shall, without the prior approval of the Members, take any action on behalf of or in the name of the Company, or enter into any commitment or obligation binding upon the Company except for actions which have been expressly authorized hereunder or are within the scope of such Member’s authority granted hereunder.

2.02 Pivotal Member as Administrative Member

Except as otherwise provided in this Agreement, John R. McKee, Jr. shall act as the Administrative Member of the Company (the “Administrative Member”) and shall be responsible for implementing the decisions of the Members, managing the business and affairs of the Company and doing all things appropriate to the accomplishment of the purposes of the Company or any Subsidiary, subject to and in accordance with the Approved Budget and Business Plan and the provisions of this Agreement. Except as otherwise provided in this Agreement, the Administrative Member shall have the full and complete charge of the day-to-day management and control of the Company’s business subject to the terms of this Agreement.

2.03 Rehabilitation Services

CAH shall use its best efforts to cause the Company and/or its Subsidiaries to provide rehabilitation services for at least fifty percent (50%) of the aggregate SFR Assets owned by CSFR Operating Partnership, L.P. and any CSFR Subsidiaries, including any SFR Assets owned by agent buyers of CSFR Operating Partnership, L.P., provided that such SFR Assets are located in geographic regions where the Company and/or its Subsidiaries currently has established or will establish rehabilitation services capabilities, and has sufficient capacity, as reasonably determined by CAH to timely provide such rehabilitation services to such SFR Assets, as applicable.

2.04 Budget and Business Plan

The Members have heretofore approved the initial budget and business plan for the Company set forth on Exhibit “B” attached hereto. On or before November 1 of each year, the Administrative Member shall submit to CAH for its review a proposed comprehensive budget and business plan for the Company and its Subsidiaries for the succeeding fiscal year. Such proposed budget and business plan shall contain all fees and expenses of the Company, including, without limitation, such fees and expenses as may be related to proposed business development, operations, capital expenditures, recommended reserves, and any other costs and expenses related the Company’s business. If CAH does not approve of any portion of the proposed budget and business plan, CAH shall submit to the Administrative Member in writing CAH’s proposed revisions to such proposed budget and business plan for the approval of the Administrative Member (which approval shall not to be unreasonably withheld, conditioned or delayed). The Administrative Member shall notify CAH in writing of any portion of CAH’s proposed revisions that the Administrative Member disapproves and the reasons therefore. The proposed budget and business plan as finally adopted in writing by the Administrative Member and CAH shall constitute the approved budget and business plan of the Company for the upcoming fiscal year (the “Approved Budget and Business Plan”). In addition to the annual revision of the Approved Budget and Business Plan, either Member may from time to time submit to the other Member any proposed modification to an Approved Budget and Business Plan for such other Member’s review and approval.

2.05 Meetings

Although it is the express intent of the Members that there shall not be any required (or regularly scheduled) meetings, meetings may be called by any Member for the purposes of discussing and/or voting on matters relating to the business and affairs of the Company. Any such meetings shall be held during normal business hours at the principal office of the Company in California on such day and at such time as are reasonably convenient for the Members.

2.06 Designation of Officers

The Members may, from time to time, designate officers of the Company and delegate to such officers such authority and duties as the Members may deem advisable and may assign titles (including, without limitation, chief executive officer, president, vice-president, secretary and/or treasurer). Unless the Members otherwise determine, if the title assigned to an officer of the Company is one commonly used for officers of a business corporation formed under the Delaware General Corporation Law, the assignment of such title shall constitute the delegation to such officer of the authority and duties that are customarily associated with such office pursuant to the Delaware General Corporation Law. Any number of titles may be held by the same officer. Any officer to whom a delegation is made pursuant to the foregoing shall serve in the capacity delegated unless and until such delegation is revoked by the Members or such officer resigns.

2.07 Fees, Compensation and Reimbursement of Expenses

(a) General Rule; No Fees of Other Compensation. Except as expressly set forth herein or as approved in writing by the Members, no Member shall be entitled to any fees or other compensation for services rendered to the Company.

(b) Treatment of Fees. For financial and income tax reporting purposes, any and all fees paid by the Company to any Member, or any Affiliate or representative thereof, shall be treated as expenditures of the Company and, if paid to a Member, as guaranteed payments within the meaning of Section 707(c) of the Code. To the extent any accrued portion of any such fee is not paid in full prior to the liquidation of the Company, the unpaid portion of the fee shall constitute a debt of the Company payable upon liquidation.

(c) Reimbursement of Expenses. The Company shall reimburse the Members and/or any Affiliate or other representative thereof for any and all costs and expenses incurred by such Member (or such Affiliate) on behalf of the Company that directly relate to the business and/or the affairs of the Company. Any such costs and expenses shall be reimbursed from the first available funds of the Company, and the Capital Account of a Member shall not be reduced by any amounts reimbursed to such Member pursuant to this Section 2.07(c).

2.08 Limited Liability

Except as otherwise provided by the Delaware Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Member, including the Administrative Member, shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a member or administrative member of the Company.

2.09 Liability and Indemnity

(a) Liability. None of the Members, their Affiliates, or their respective directors, officers, shareholders, constituent members or partners, employees, agents or representatives or any of their respective Affiliates, nor any officer or other authorized person of the Company (collectively, the “Indemnified Parties”), shall be liable or accountable in damages or otherwise to the Company or to the other Member for any error of judgment or any mistake of fact or law or for anything that such Indemnified Party may do or refrain from doing hereafter except in the case of fraud, willful misconduct or gross negligence. To the fullest extent permitted by law, the Company does hereby indemnify and agree to hold each Indemnified Party wholly harmless from and against any loss, expense or damage suffered by such Indemnified Party by reason of anything which such Indemnified Party may do or refrain from doing hereafter for and on behalf of the Company and in furtherance of its interest; provided, however, the Company shall not be required to indemnify any Indemnified Party from any loss, expense or damage which such Indemnified Party may suffer as a result of such Indemnified Party’s fraud, willful misconduct or gross negligence in performing or in failing to perform such Indemnified Party’s duties hereunder and any such indemnity shall be recoverable only from the assets of the Company. To the extent that, at law or in equity, an Indemnified Party has duties (including fiduciary duties) and liabilities relating to the Company or to any other Member, such Indemnified Party acting under this Agreement shall not be liable to the Company or to any other Member for such Indemnified Party’s good faith reliance upon the provisions of this Agreement. The provisions of this Agreement, to the extent that they restrict the duties (including fiduciary duties) and liabilities of an Indemnified Party otherwise existing at law or in equity, are agreed by the Members to replace such duties (including fiduciary duties) and liabilities of such Indemnified Party.

(b) Indemnity. Each Member (an “Indemnitor”) shall indemnify and hold harmless the Company and the other Member and such other Member’s directors, officers, constituent partners or members, shareholders, employees, and other Affiliates, from any loss, expense or damage caused by, resulting from, or arising out of the fraud or willful misconduct of the Indemnitor.

ARTICLE III

MEMBERS’ CONTRIBUTION TO COMPANY

3.01 Capital Contributions

The Members shall contribute additional capital to the Company in accordance with and pursuant to the then in effect Approved Budget and Business Plan, and/or at such times and in such amounts as otherwise approved by the Members. If any Member (the “Non-Contributing Member”) fails to contribute timely all or any portion of the additional capital such Member is required to contribute to the capital of the Company pursuant to this Section 3.01 (the “Delinquent Contribution”), and provided that the other Member (“Contributing Member”) has timely contributed to the capital of the Company all of the additional capital required to be contributed by such Contributing Member pursuant to this Section 3.01 (with respect to that particular notice and capital call), then such Contributing Member shall have the right, but not the obligation, to advance the Delinquent Contribution (or any portion thereof as determined by the Contributing Member) to the Company which shall be treated as a loan from the Contributing Member to the Non-Contributing Member (a “Member Loan”). Such Member Loan shall bear interest, compounded quarterly, at a rate equal to the lesser of (a) ten percent (10%) per annum, or (b) the maximum rate permitted by law for the Member Loan. At the time a Contributing Member advances a Member Loan, the Non-Contributing Member shall be deemed to have contributed to the capital of the Company an amount equal to the Delinquent Contribution, and the Capital Account of the Non-Contributing Member shall be credited with the amount of the Delinquent Contribution. Notwithstanding any other provision of this Agreement, until any and all Member Loans to a Non-Contributing Member are repaid in full together with all accrued and unpaid interest, such Non-Contributing Member shall draw no further distributions from the Company and all cash or property otherwise distributable with respect to the Non-Contributing Member’s Interest shall be distributed to the Contributing Member. All cash or property otherwise distributable by the Company with respect to the Non-Contributing Member’s Interest shall be paid to the Contributing Member in repayment of the Member Loan until the Member Loan is repaid in full together with all accrued and unpaid interest. Such distributions paid to the Contributing Member which would have otherwise been distributed to the Non-Contributing Member under this Agreement by the Company will reduce the outstanding balances of (together with all accrued, unpaid interest on) any and all outstanding Member Loans, and will be applied first to reduce any and all interest accrued on the Member Loan(s) and then to reduce the principal amount thereof. Any amounts so distributed shall be treated, for all purposes under this Agreement, as having actually been distributed to the Non-Contributing Member and applied by the Non-Contributing Member to repay the outstanding Member Loan(s).

3.02 Capital Contributions and Member Loans in General

Except as otherwise expressly provided in this Agreement or as otherwise agreed to in writing by all of the Members (a) no part of the contributions of any Member to the capital of the Company may be withdrawn by such Member, (b) no Member shall be entitled to receive interest on such Member’s contributions to the capital of the Company, (c) no Member shall have the right to demand or receive property other than cash in return for such Member’s contribution to the Company, and (d) no Member shall be required or entitled to contribute additional capital or loan money to the Company.

ARTICLE IV

ALLOCATION OF PROFITS AND LOSSES

4.01 Net Losses

Net Losses of the Company for each fiscal year (or part thereof) shall be allocated to the Members at the end of such fiscal year (or part thereof) in proportion to their respective Percentage Interests.

4.02 Net Profits

Net Profits of the Company for each fiscal year (or part thereof) shall be allocated to the Members at the end of such fiscal year (or part thereof) in proportion to their respective Percentage Interests.

4.03 Special Allocations

Notwithstanding any other provision of this Agreement, no Net Losses or items of expense, loss or deduction shall be allocated to any Member to the extent such an allocation would cause or increase a deficit balance standing in such Member’s Adjusted Capital Account and any such Net Losses and items of expense, loss and deduction shall instead be allocated to the Members in proportion to their respective “interests” in the Company as determined in accordance with Treasury Regulation Section 1.704-1(b). In addition, items of income and gain shall be specially allocated to the Members in accordance with and to the extent required by the qualified income offset provisions set forth in Treasury Regulation Section 1.704-1(b)(2)(ii)(d). Notwithstanding any other provision in this Article IV, (a) any and all “partnership nonrecourse deductions” (as defined in Treasury Regulation Section 1.704-2(b)(1)) of the Company for any fiscal year or other period shall be allocated to the Members in proportion to their respective Percentage Interests; (b) any and all “partner nonrecourse deductions” (as such term is defined in Treasury Regulation Section 1.704-2(i)(2)) attributable to any “partner nonrecourse debt” (as such term is defined in Treasury Regulation Section 1.704-2(b)(4)) shall be allocated to the Member that bears the “economic risk of loss” (as determined under Treasury Regulation Section 1.752-2) for such “partner nonrecourse debt” in accordance with Treasury Regulation Section 1.704-2(i)(l); (c) each Member shall be specially allocated items of Company income and gain in accordance with the partnership minimum gain chargeback requirements set forth in Treasury Regulation Sections 1.704-2(f) and 1.704-2(g); and (d) each Member with a share of minimum gain attributable to any “partner nonrecourse debt” shall be specially allocated items of Company income and gain in accordance with the partner minimum gain chargeback requirements of Treasury Regulation Sections 1.704-2(i)(4) and 1.704-2(i)(5). The Members’ respective shares of the Company’s “excess nonrecourse liabilities” under Treasury Regulation Section 1.752-3(a)(3) shall be allocated to the Members in proportion to their respective Percentage Interests.

4.04 Curative Allocations

The allocations set forth in Section 4.03 (the “Regulatory Allocations”) are intended to comply with certain requirements of the Treasury Regulations. It is the intent of the Members that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Company income, gain, loss or deduction pursuant to this Section 4.04. Therefore, notwithstanding any other provision of this Article IV (other than the Regulatory Allocations), the Administrative Member is hereby authorized to make such offsetting special allocations of Company income, gain, loss or deduction in whatever manner the Members determine appropriate so that, after such offsetting allocations are made, each Member’s Capital Account balance is, to the extent possible, equal to the Capital Account balance such Member would have had if the Regulatory Allocations were not part of this Agreement and all Company items were allocated pursuant to Sections 4.01 and 4.02. In exercising its discretion under this Section 4.04, the Members shall take into account future Regulatory Allocations under Section 4.03 but, although not yet made, are likely to offset other Regulatory Allocations previously made under the provisions of Section 4.03.

4.05 Differing Tax Basis: Tax Allocation

Depreciation and/or cost recovery deductions and gain or loss with respect to each item of property treated as contributed to the capital of the Company shall be allocated among the Members for federal income tax purposes in accordance with the method determined by the Members, consistent with the principles of Section 704(c) of the Code and the Treasury Regulations promulgated thereunder so as to take into account the variation, if any, between the adjusted tax basis of such property and its book value (as determined for purposes of the maintenance of Capital Accounts in accordance with this Agreement and Treasury Regulation Section 1.704-1(b)(2)(iv)(g)).

4.06 Interpretation of Allocations

The Members intend (a) that the allocation provisions contained in this Article IV and elsewhere in this Agreement be interpreted so that the final Capital Account balances of the Members pursuant to Section 7.02 are equal to the liquidating distributions that would be made if such distributions were made according to Section 5.01, and (b) that the allocation provisions contained in this Article IV and elsewhere in this Agreement be applied and amended by the Members, if and to the extent necessary to produce such result even if any such application or amendment requires (i) first, special allocations of gross income and/or gross deductions for the current fiscal year (or, if necessary, any other period), and (ii) second, if necessary, the amendment of prior tax returns for the Company. This Section 4.06 shall control notwithstanding any reallocation of income, loss or items thereof by the Internal Revenue Service or any other taxing authority.

ARTICLE V

DISTRIBUTION OF CASH FLOW

5.01 Distribution of Cash Flow

Subject to Section 7.02, Cash Flow of the Company, if any, for each fiscal year shall be determined by the Members and, distributed to the Members in proportion to their respective Percentage Interests within forty-five (45) days of the quarters ending March 31st, June 30th and September 30th, respectively, for such fiscal year and within ninety (90) days of December 31st of such fiscal year (or at such more frequent intervals as reasonably determined by the Members).

5.02 Limitations on Distributions

Notwithstanding any other provision contained in this Agreement, the Company shall not make a distribution of Cash Flow (or other proceeds) to any Member if such distribution would violate Section 18-607 of the Delaware Act or other applicable law or violate any agreement made by the Company and/or any of its Affiliates or Subsidiaries.

5.03 In-Kind Distribution

Assets of the Company (other than cash) shall not be distributed in kind to the Members without the prior written approval of the Members.

ARTICLE VI

RESTRICTIONS ON TRANSFERS OF COMPANY INTERESTS

6.01 Limitations on Transfer

No Member may sell, transfer, assign, alienate, convey or otherwise dispose of, or mortgage, hypothecate, pledge, or otherwise encumber, or permit or suffer any encumbrance of all or any part of or interest in such Member’s Interest in the Company whether directly or indirectly, voluntarily or involuntarily, and including any agreement to do any of the foregoing (collectively, “Transfer”) without the prior written consent of the other Member, which consent may be given or withheld in the sole discretion of such Member. For purposes hereof, the term “Transfer” shall include, without limitation, any sale, transfer, assignment, alienation, conveyance or other disposition of, and any mortgage, hypothecation or other encumbering of, a Member’s right to receive distributions from the Company.

6.02 Admission of Substituted Members

If any Member transfers such Member’s Interest to a transferee in accordance with Section 6.01, then such transferee shall only be entitled to be admitted into the Company as a substituted member if (a) this Agreement is amended to reflect such admission in accordance with the provisions of the Delaware Act, (b) the non-transferring Member approves the form and content of the instrument of transfer, such approval not to be unreasonably withheld or delayed; (c) the transferor and transferee named therein execute and acknowledge such other instruments as the non-transferring Member may deem reasonably necessary to effectuate such admission; (d) the transferee in writing accepts and adopts all of the terms and conditions of this Agreement, as the same may have been amended; and (e) the transferor or transferee pays, as the non-transferring Member may reasonably determine, all reasonable costs and expenses incurred in connection with or resulting from such admission, including, without limitation, legal fees and costs, and transfer fees and taxes. To the maximum extent permitted by law, any transferee of an Interest who does not become a substituted member shall have no right to require any information or account of the Company’s transactions, to demand access to the Company books, or to vote on any of the matters as to which a Member would be entitled to vote under this Agreement. Any such transferee shall only be entitled to share in such Net Profits and Net Losses, to receive such distributions, and to receive such allocations of income, gain, loss, deduction or credit or similar items to which the transferor was entitled, to the extent assigned.

6.03 Election: Allocations Between Transferor and Transferee

In the event of the Transfer of the Interest in the Company of any Member or the distribution of any property (including any Subsidiary or its assets) of the Company to a Member, the Company shall file, upon the request of any Member, an election under Section 754 of the Code, to cause the basis of the Company property to be adjusted for federal income tax purposes as provided by Sections 734 and 743 of the Code. Upon the Transfer of all or any part of the Interest of a Member as hereinabove provided, Net Profits, Net Losses, and items of taxable income, gain, loss, deduction, and credit shall be allocated between the transferor and transferee on the basis of the computation method determined by the Members, provided such method is in conformity with the methods prescribed by Section 706 of the Code and Treasury Regulation Section 1.706-1(c)(2)(ii).

6.04 Waiver of Withdrawal and Purchase Rights

No Member may voluntarily withdraw, resign or retire from the Company without the prior written consent of the other Member, which consent in each case may be withheld in the sole discretion of such other Member. Each Member hereby waives any and all rights such Member may have to withdraw and/or resign from the Company pursuant to Section 18-603 of the Delaware Act and hereby waives any and all rights such Member may have to receive the fair value of such Member’s Interest in the Company upon such withdrawal, resignation and/or retirement pursuant to Section 18-604 of the Delaware Act.

ARTICLE VII

DISSOLUTION AND WINDING UP OF THE COMPANY

7.01 Dissolution of the Company

Upon a Member’s dissolution, Event of Bankruptcy, or other cessation to serve or the admission of any new member into the Company, the Company shall not dissolve, but the business of the Company shall continue without interruption and without any break in continuity. The Company shall be dissolved and the Company’s affairs wound up upon the first to occur of: (a) the expiration of the term of the Company unless such term has been extended by the

Members; (b) the sale, transfer or other disposition by the Company of all or substantially all of the Company’s assets, and the collection by the Company of any and all Cash Flow derived therefrom; (c) the affirmative election of the Members to dissolve the Company; or (d) the entry of a decree of judicial dissolution pursuant to Section 18-802 of the Delaware Act. Except as may be permitted in accordance with this Section 7.01, no Member shall have the right to, and each Member hereby agrees that such Member shall not, seek to dissolve or to cause the dissolution of the Company or seek to cause a partial or whole distribution or sale of Company assets whether by court action or otherwise, it being agreed that any actual or attempted dissolution, distribution or sale would cause a substantial hardship to the Company and the remaining Member(s).

7.02 Winding Up of the Company

Upon the Liquidation of the Company caused by any reason hereunder, the Members shall proceed to the winding up of the affairs of the Company. During such winding up process, the Net Profits, the Net Losses and Cash Flow distributions shall continue to be shared by the Members in accordance with this Agreement. The assets shall be liquidated as promptly as consistent with obtaining a fair value therefor, and the proceeds therefrom, to the extent available, shall be applied and distributed by the Company on or before the end of the taxable year of such Liquidation or, if later, within ninety (90) days after such Liquidation, in the following order: (a) first, to creditors of the Company (including Members who are creditors), in the order of priority as provided by law, (b) second, to the setting up of any reasonable reserves which the Members deem necessary for any contingent, conditional or unmatured liabilities or obligations of the Company (the residual of which shall be distributed as soon as practicable, as determined in the reasonable discretion of the Members, to the Members in proportion to their respective rights to distributions pursuant to Section 5.01); and (c) thereafter, to the Members in accordance with the distribution provisions of Section 5.01.

7.03 Negative Capital Account Restoration

No Member shall have any obligation whatsoever upon the termination of such Member’s Interest in the Company, the Liquidation of the Company or in any other event, to contribute all or any portion of any negative balance standing in such Member’s Capital Accounts to the Company, to the other Member or to any other Person.

ARTICLE VIII

BOOKS AND RECORDS

8.01 Maintenance

At all times during the continuance of the Company, the Administrative Member shall keep or cause to be kept, full and true books of account in which shall be entered fully and accurately the transactions of the Company. The Company books shall be kept on an accrual basis consistent with GAAP (except the accounting for business interruption insurance proceeds shall not be maintained consistent with GAAP). The Company books shall be kept on a fiscal year ending December 31 for each year of the Company term. The Company shall further keep or cause to be kept separate Capital Accounts for each Member.

8.02 Inspection

All of said books of account, together with an executed copy of any Certificate of Formation, and any statement amending said certificate, this Agreement, all amendments hereto, a current list of the names, and addresses of the Members, and other information regarding the Company as is reasonably requested by a Member, shall at all times be maintained at the principal place of business of the Company, and shall be open during reasonable business hours for the reasonable inspection and examination by a Member or such Member’s representatives who shall have the right to make copies thereof.

8.03 Banking

All funds of the Company and the Subsidiaries shall be deposited in such accounts and at such banks or financial institutions as the Members shall determine. Monies and funds of the Company shall be used only for Company purposes. All funds of the Company shall be deposited only in accounts of the Company in the Company name, and all funds of any Subsidiary shall be deposited only in accounts of the Subsidiary in the name of the Subsidiary, and shall not be commingled with funds of any Member or any other Person, and shall be withdrawn only upon such signature or signatures and in such amounts as approved by the Members.

8.04 Tax Returns; Reports

Within ninety (90) days after the end of each fiscal year of the Company and each Subsidiary, the Members shall cause the Company’s accountants to prepare and submit drafts of the Company’s and each Subsidiary’s federal, state and local tax returns to the Members for their review and approval. The costs of such preparation and review, and the costs of any revisions or supplements to such tax returns required as a result of such review, shall be Company expenses. The Members shall have the Company’s accountants prepare and file final federal, state and local tax returns for the Company and Subsidiaries no later than the statutory filing date therefor, as extended by any applicable extensions thereof. The Administrative Member shall provide to the Members at least annually, within ninety (90) days after the end of the fiscal year of the Company, a report on the prior fiscal year and copies of financial statements of the Company prepared by the Company’s accountant.

8.05 Tax Matters Partner

CAH is hereby designated as the “tax matters partner” of the Company as determined in accordance with the provisions of Section 6231(a)(7) of the Code and the Treasury Regulations promulgated thereunder and is authorized to represent the Company (at the Company’s expense) in connection with all examinations of the Company’s affairs by tax authorities.

ARTICLE IX

BUY/SELL AGREEMENT

9.01 Buy/Sell Election

If, at any time after the third (3rd) anniversary of this Agreement, the Members are unable to mutually agree in good faith upon the resolution of any material business, operational or similar activity in respect of the business of the Company and/or any Subsidiary (including, without limitation, the approval of any proposed budget and business plan pursuant to Section 2.04), then any Member may elect to implement the buy/sell provisions of this Article IX. In order for such Member to elect to exercise the buy/sell in accordance with this Section 9.01, such Member (“Electing Member”) must deliver written notice thereof (“Election Notice”) to the other Member (“Notified Member”). The Election Notice shall set forth a value (the “Stated Value”), as determined in the sole and absolute discretion of the Electing Member, for all of the assets of the Company.

9.02 Determination of Purchase Price

Within fifteen (15) days following the effective date of any Election Notice, the accountants regularly employed by the Company shall determine the aggregate amount of cash that would be distributed to each Member pursuant to Section 7.02 if (a) the assets of the Company were sold for the Stated Value thereof as of the effective date of the Election Notice; (b) the liabilities of the Company were liquidated pursuant to Section 7.02; (c) a reasonable reserve for any contingent, conditional or unmatured liabilities or obligations of the Company was established by the Members pursuant to Section 7.02; and (d) the Company made its required distributions to the Members pursuant to Section 7.02. Upon such determination, the accountants regularly employed by the Company shall give each Member written notice thereof (“Price Determination Notice”). The determination by the accountants of such amounts, including all components thereof, shall be deemed conclusive absent any material computational error. One hundred percent (100%) of the amount that would be distributed to each Member pursuant to Section 7.02 shall be deemed the purchase price (“Purchase Price”) for such Member’s Interest for purposes of this Article IX.

9.03 Notified Member’s Option

On or prior to the date which is thirty (30) days after the receipt of the Price Determination Notice, the Notified Member shall have the option to elect by delivering written notice (the “Purchase Notice”) of such election to the Electing Member within such thirty (30)-day period, either (a) to purchase the Electing Member’s entire Interest for the Purchase Price thereof, or (b) to sell such Notified Member’s entire Interest to the Electing Member for the Purchase Price thereof. Failure of the Notified Member to timely and validly make an election in accordance with this Section 9.03 shall constitute an election by such Notified Member to sell such Notified Member’s entire Interest for the Purchase Price thereof to the Electing Member.

9.04 Closing of Purchase and Sale

The closing of a purchase and sale held pursuant to this Article IX shall be held at the principal place of business of the Company in California on a business day designated by the purchasing Member within sixty (60) days following the earlier of (a) the effective date upon which the Notified Member has delivered the Purchase Notice pursuant to Section 9.03, or (b) the expiration of the thirty (30)-day option period set forth in Section 9.03. The selling Member shall transfer to the buying Member (or such buying Member’s nominee) the entire Interest of the selling Member free and clear of all liens, security interests, and competing claims and shall deliver to the buying Member (or such buying Member’s nominee) such instruments of transfer and such evidence of due authorization, execution, and delivery, and of the absence of any such liens, security interests, or competing claims, as the buying Member (or such buying Member’s nominee) shall reasonably request. The Purchase Price for the selling Member’s Interest shall be paid by the buying Member by delivering, at the closing, cash or one (1) or more certified or bank cashier’s checks made payable to the order of the selling Member in an amount equal to the Purchase Price. If the Interest of any Member is purchased pursuant to this Article IX, then, effective as of the closing for such purchase, the selling Member shall withdraw as a member of the Company. In connection with any such withdrawal, the buying Member may cause any nominee designated in the sole and absolute discretion of such Member to be admitted as a substituted member of the Company.

ARTICLE X

MISCELLANEOUS

10.01 Notices

All notices or other communications required or permitted hereunder shall be in writing and shall be delivered or sent, as the case may be, by any of the following methods: (a) personal delivery with signed receipt; (b) nationally recognized overnight commercial carrier or delivery service providing a receipt of deliver; or (c) registered or certified mail (with postage prepaid and return receipt requested). The effective date of any such notice or other communication shall be deemed to be the earlier of (i) if personally delivered, the date of delivery to the address of the party to receive such notice; (ii) if delivered by overnight commercial carrier or delivery service, one (1) day following the receipt of such communication by such carrier or service from the sender, as shown on the sender’s delivery invoice from such carrier or service, as the case may be; or (iii) if mailed, three (3) Business Days after the date of posting as shown on the sender’s registry or certification receipt. Any reference herein to the date of receipt, delivery, or giving, as the case may be, of any notice or other communication shall refer to the date such communication becomes effective under the terms of this Section 10.01. The address for purposes of the giving of notices hereunder (1) to the Company is the address for the Company set forth in Section 1.02 and (2) to any Member is the address for such Member as set forth in Section 1.05. Notice of change of address shall be given by written notice in the manner detailed in this Section 10.01 with a copy to the respective Members’ respective attorneys. Rejection or other refusal to accept, or the inability to deliver, because of a changed address of which no notice was given shall be deemed to constitute receipt of the notice or other communication sent.

10.02 Construction of Agreement

The Article and Section headings used in this Agreement are for reference purposes only, and are not intended to be used in construing this Agreement. The Exhibits attached hereto are incorporated herein by reference and expressly made a part of this Agreement for all purposes. References to any Exhibit in this Agreement shall be deemed to include this reference and incorporation. As used in this Agreement, the masculine gender shall include the feminine and neuter, and singular number shall include the plural, and vice versa. Each party hereto acknowledges, represents, and warrants that (a) each party hereto is of equal bargaining strength; (b) each such party has actively participated in the drafting, preparation, and negotiation of this Agreement; (c) each such party hereto and such party’s independent counsel have reviewed this Agreement; and (d) any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not apply in the interpretation of this Agreement, any portion hereof, any amendments hereto, or any Exhibits attached hereto. References herein to “Articles,” “Sections,” subsections, paragraphs and other subdivisions without reference to a document are to designated Articles, Section, subsections, paragraphs and other subdivisions of this Agreement. A reference to a subsection without further reference to a Section is a reference to such subsection as contained in the same Section in which the reference appears, and this rule shall also apply to paragraphs, clauses and other subdivisions. The words “hereof,” “herein,” “thereof,” “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular provision. The words “approval,” “consent” and “notice” shall be deemed to be preceded by the word “written”. Any document that is “certified” means the document has been appended to a certificate of the party certifying the document that affirms the truth and accuracy of everything in the document being certified. Unless otherwise specifically provided, all references in this Agreement to a number of days shall mean calendar days rather than Business Days and all references to months shall mean successive calendar months. All calculations of interest and rates of return shall be based on the actual number of days in the year. In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”, the words “to” and “until” mean “to but excluding”, and the word “through” means “to and including”.

10.03 Integration

This Agreement and the other agreements referenced herein contain the entire understanding between the Members, and supersedes any prior or contemporaneous understanding or agreements between them, whether written or oral, respecting the within subject matter. No alteration, modification or interpretation of this Section 10.03 shall be binding unless in writing and signed by the Members.

10.04 Time

Time is of the essence of this Agreement.

10.05 Counterparts and Execution

This Agreement may be executed in multiple counterparts, each of which shall be deemed an original Agreement, and all of which shall constitute one (1) and the same Agreement. The signature page or any counterpart may be detached therefrom without impairing the legal effect of the signature thereon so long as such signature page is attached to any other counterpart of this Agreement identical thereto.

10.06 Governing Law

The provisions of this Agreement shall be construed and enforced in accordance with the law of the State of Delaware without regard to principles of conflicts of laws.

10.07 Further Assurances

Each Member agrees to execute such further documents and take such other actions as may be reasonably requested by the other Member or as required by law to implement the purposes, objectives, terms, and provisions of this Agreement.

10.08 Waiver

No consent or waiver, express or implied, by a Member to or of any breach or default by another in the performance by the other of its obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance by such other Member hereunder. Failure on the part of a Member to complain of any act or failure to act of another Member or to declare such other Member in default, irrespective of how long such failure continues, shall not constitute a waiver by such Member of its rights hereunder.

10.09 Benefits, Obligations, and Survival of Representations and Warranties

The covenants and agreements herein contained shall inure to the benefit of and be binding upon the parties hereto and their permitted respective successors and assigns (without implying any consent to a Transfer by a Member in violation of this Agreement). Except as otherwise provided in Article VII, any Person succeeding to the interest of a Member shall succeed to all of such Member’s rights, interests, and obligations hereunder, subject to and with the benefit of all terms and conditions of this Agreement, including the restrictive conditions contained herein.

10.10 No Third Party Beneficiary

Any agreement to pay any amount and any assumption of liability herein contained, express or implied, shall be only for the benefit of the Members and their permitted heirs, successors and assigns (without implying any consent to a Transfer by a Member in violation of this Agreement), and such agreements and assumption shall not inure to the benefit of the obligees of any indebtedness or any other party whomsoever (including, without limitation, any lender), it being the intention of the Members that no one shall be deemed to be a third party beneficiary of this Agreement. In this regard, it is hereby expressly agreed and understood that any right of the Company or the Members to require any additional capital contributions under the terms of this Agreement shall not be construed as conferring any rights or benefits to or upon any party not a party to this Agreement.

10.11 No Partition

No Member shall have the right to partition any property of the Company, or any interest therein, nor shall a Member make application to any court or authority to commence or prosecute any action or proceeding for a partition thereof, and upon any breach of the provisions of this Section 10.11 by a Member, the other Member shall be entitled to a decree or order restraining or enjoining such application, action or proceedings, in addition to all other rights and remedies afforded by law or equity.

10.12 Severability

If any provision of this Agreement or application to any party or circumstances shall be determined by any court of competent jurisdiction to be invalid and unenforceable to any extent, the remainder of this Agreement or the application of such provision to such person or circumstances, other than as to which it is so determined invalid or unenforceable, shall not be affected thereby, and each provision shall be valid and shall be enforced to the maximum extent permitted by law.

10.13 Equitable Remedies

Each Member hereto shall, in addition to all other rights provided herein or as may be provided by law, and subject to the limitations set forth herein, be entitled to all equitable remedies including those of specific performance and injunction, to enforce such Member’s rights hereunder.

10.14 Remedies Cumulative

Each right, power, and remedy provided for herein or now or hereafter existing at law, in equity, by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power, or remedy provided for herein or now or hereafter existing at law, in equity, by statute or otherwise, and the exercise or beginning of the exercise or the forbearance of exercise by any party of any one or more of such rights, powers, or remedies shall not preclude the simultaneous or later exercise by such party of any or all of such other rights, powers or remedies.

10.15 Partnership Intended Solely for Tax Purposes

The Members have formed the Company as a Delaware limited liability company under the Delaware Act, and do not intend to form a corporation or a general or limited partnership under Delaware, California or any other state law. The Members intend the Company to be classified and treated as a partnership solely for federal and state income taxation purposes. Each Member agrees to act consistently with the foregoing provisions of this Section 10.15 for all purposes, including, without limitation, for purposes of reporting the transactions contemplated herein to the Internal Revenue Service and all state and local taxing authorities.

10.16 Investment Representations

Each Member agrees as follows with respect to investment representations:

(a) Each Member understands:

(i) That the Interests in the Company evidenced by this Agreement have not been registered under the Securities Act of 1933, 15 U.S.C. § 15b et seq., the Delaware Securities Act, the California Corporate Securities Law of 1968, or any other state securities laws (collectively, the “Securities Acts”) because the Company is issuing the Interests in reliance upon the exemptions from the registrations requirements of the Securities Acts providing for issuance of securities not involving a public offering;

(ii) That the Company has relied upon the representation made by each Member that such Member’s Interest in the Company is to be held by such Member for investment; and

(iii) That exemption from registration under the Securities Acts would not be available if any Interest was acquired by a Member with a view to distribution. Each Member agrees that the Company is under no obligation to register the Interests or to assist the Members in complying with any exemption from registration under the Securities Acts if such Member should at a later date wish to dispose of such Member’s Interest in the Company.

(b) Accordingly, each Member hereby represents to the Company that such Member is acquiring such Member’s Interest in the Company for such Member’s own account, for investment and not with a view, or for resale in connection with any distribution thereof. No other person or entity has any interest in or right with respect to the Interest issued to such Member, nor has such Member agreed to give any person or entity any such interest or right in the future.

(c) Each Member recognizes that no public market exists with respect to the Interests in the Company and no representation has been made that such a public market will exist at a future date.

(d) Each Member hereby represents that such Member has not received any advertisement or general solicitation with respect to the sale of the Interests in the Company.

(e) Each Member acknowledges that such Member has a preexisting personal or business relationship with the Company or the Company’s officers, directors, or principal Interest holders, or, by reason of such Member’s business or financial experience or the business or financial experience of such Member’s financial advisors (who are not Affiliated with the Company), could be reasonably assumed to have the capacity to protect such Member’s own interest in connection with the purchase of the Interests. Each Member further acknowledges that such Member is familiar with the financial condition and prospects of the Company’s business, and has discussed with the other Member the current activities of the Company. Each Member believes that the Interests in the Company are securities of the kind such Member wishes to purchase and hold for investment, and that the nature and amount of the Interests in the Company are consistent with such Member’s investment program.

(f) Before acquiring any Interest in the Company, each Member has investigated the Company and its business and the Company and the Company has made available to each Member all information necessary for such Member to make an informed decision to acquire an Interest. Each Member considers such Member to be a Person possessing experience and sophistication as an investor adequate for the evaluation of the merits and risks of such Member’s investment in the Company.

(g) Each Member understands the meaning and consequences of the representations, warranties and covenants made by such Member set forth herein and that the Company has relied upon such representations, warranties and covenants. To the maximum extent permitted by law, each Member hereby indemnifies, defends, protects and holds wholly free and harmless the Company from and against any and all losses, damages, expenses or liabilities arising out of the breach and/or inaccuracy of any such representation, warranty and/or covenant. All representations, warranties and covenants contained herein and the indemnification contained in this Section 10.16(g) shall survive the execution of this Agreement, the formation or termination of the Company, and the liquidation of the Company.

(h) Each Member represents and warrants to the other that none of the capital contributions made by such Member have been or will be made with funds that are treated as “plan assets” under ERISA.

(i) Such Member is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated by the Securities and Exchange Commission under the Securities Acts.

10.17 Amendments

This Agreement may only be amended with the written approval of the Members.

10.18 Confidentiality

No Member shall directly or indirectly disclose the terms of this Agreement or any other Confidential Information (defined below) at any time that such Member holds an Interest or at any time thereafter without the prior written consent of (a) the Pivotal Member in the case of disclosure by CAH, and (b) CAH in the case of disclosure by the Pivotal Member, which consent in each case may be given or withheld in the sole discretion of the Pivotal Member or CAH, as applicable, except (i) to such Member’s, partners, members, shareholders, officers, directors, attorneys, accountants and other advisors, (ii) to the extent required by law, (iii) to prospective assignees of Interests in the Company or interests in a Member, or prospective lenders to or financing sources of a Member, who agree to maintain the confidentiality of the provisions of this Agreement, or (iv) to any lender. Each Member shall (A) be responsible to ensure that its representatives, Affiliates, agents and advisers do not disclose Confidential Information and (B) remain liable for any impermissible disclosure by its representatives, Affiliates, agents or advisers as if such Member had itself impermissibly disclosed such information. As used herein, “Confidential Information” means any and all information disclosed to a Person or known by a Person as a consequence of, or through the Person’s relationship with, the Company or any of their Affiliates, including, without limitation, information with respect to the Company’s or any of their Affiliates’ operations, processes, protocols, products, intellectual property and/or trade secrets, business practices, finances, principals, business partners, potential business partners, business and/or marketing methods, costs, prices, contractual relationships, regulatory status, strategic business plans, technology, designs, compensation paid to employees or other terms of employment, public relations methods, organization, procedures or finances.

10.19 Attorney’s Fees

If any proceeding is brought by any party hereto against any other party hereto that arises out of this Agreement, then the party prevailing in such proceeding shall be entitled to recover reasonable attorneys’ fees and costs.

ARTICLE XI

DEFINITIONS

11.01 Adjusted Capital Account

The term “Adjusted Capital Account” means, with respect to any Member as of the end of each fiscal year of the Company, such Member’s Capital Account (a) reduced by any anticipated allocations, adjustments and distributions described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4)-(6), and (b) increased by the amount of any deficit in such Member’s Capital Account that such Member is deemed obligated to restore pursuant to the penultimate sentences of the Treasury Regulation Sections 1.704-2(g)(1) and 1.704-2(i)(5) or under Section 1.704-1(b)(2)(ii)(c) of the Treasury Regulations as of the end of such fiscal year.

11.02 Administrative Member

The term “Administrative Member” is defined in Section 2.02.

11.03 Affiliate

The term “Affiliate” means any Person which, directly or indirectly through one (1) or more intermediaries, controls or is controlled by or is under common control with another person or entity. For purposes of defining an “Affiliate”, the term “control” (including the terms “controlling,” “controlled by,” and “under common control with”) means the possession, direct or indirect, of the power to vote more than fifty percent (50%) of the outstanding voting interests of such Person and/or the actual ability to exercise control over a Person by reason of ownership, contract or otherwise.

11.04 Agreement

The term “Agreement” means this Amended and Restated Limited Liability Company Agreement of CAH Vineyard, LLC.

11.05 Approved Budget and Business Plan

The term “Approved Budget and Business Plan” is defined in Section 2.04.

11.06 Business Day

The term “Business Day” means a day which is not a Saturday or Sunday or a legally recognized public holiday in the United States or the State of California.

11.07 CAH

The term “CAH” is defined in the Preamble.

11.08 Capital Account

The term “Capital Account” means with respect to each Member, the amount of money contributed by such Member to the capital of the Company, increased by the aggregate fair market value of any property contributed by such Member to the capital of the Company (net of any liabilities secured by such contributed property that the Company is considered to assume or take subject to under Section 752 of the Code), the aggregate amount of all Net Profits allocated to such Member, and any and all items of gross income or gain specially allocated to such Member pursuant to Section 4.03, and decreased by the amount of money distributed to such Member by the Company (exclusive of any guaranteed payment within the meaning of Section 707(c) of the Code paid to such Member), the aggregate fair market value at the time of distribution (as determined by the Members) of all property distributed to such Member by the Company (net of liabilities secured by such distributed property that such Member is considered to assume or take subject to under Section 752 of the Code), the amount of any Net Losses charged to such Member, and any and all “partnership nonrecourse deductions” and/or “partner nonrecourse deductions” specially allocated to such Member pursuant to Section 4.03. For purposes of applying the provisions of Sections 4.01 and 4.02, each Member’s Capital Account shall be increased by such Member’s allocable share of partnership minimum gain as determined under Treasury Regulation Section 1.704-2(g)(1) and partner nonrecourse debt minimum gain as determined under Treasury Regulation Section 1.704-2(i)(5).

11.09 Cash Flow

The term “Cash Flow” means the excess, if any, of all cash receipts of the Company as of any applicable determination date in excess of the sum of (a) all cash disbursements (inclusive of any guaranteed payment within the meaning of Section 707(c) of the Code paid to any Member and reimbursements made to any Member, but exclusive of distributions to the Members in their capacities as such) of the Company prior to that date, plus (b) any reserve, determined in the reasonable discretion of the Members, for anticipated cash disbursements that will have to be made before additional cash receipts from third parties will provide the funds therefor.

11.10 Code

The term “Code” means the Internal Revenue Code of 1986, as heretofore and hereafter amended from time to time (and/or any corresponding provision of any superseding revenue law).

11.11 Company

The term “Company” means the limited liability company that continues pursuant to this Agreement that was formerly known as Vineyard Development Group, L.L.C.

11.12 Company Value

The term “Company Value” is defined in Section 1.08.

11.13 Confidential Information

The term “Confidential Information” is defined in Section 10.18.

11.14 Contributing Member

The term “ Contributing Member” is defined in Section 3.01.

11.15 CSFR Subsidiaries

The term “CSFR Subsidiaries” means any limited liability companies, general or limited partnerships, corporations, and/or other business entities that are controlled by CSFR Operating Partnership, L.P. (as “controlled by” is used in the definition of the term “Affiliate”).

11.16 Delaware Act

The term “Delaware Act” means the Delaware Limited Liability Company Act (6 Del.C. § 18-101, et seq.), as hereafter amended from time to time.

11.17 Delinquent Contribution

The term “ Delinquent Contribution “ is defined in Section 3.01.

11.18 Electing Member

The term “Electing Member” is defined in Section 9.01.

11.19 Election Notice

The term “Election Notice” is defined in Section 9.01.

11.20 Event of Bankruptcy

The term “Event of Bankruptcy” means with respect to the Company, any Subsidiary or any other Person, as the case may be, the occurrence of one or more of the following events:

(a) The entry of a decree or order by a court of competent jurisdiction (i) adjudging the Person a bankrupt or insolvent, or (ii) approving as properly filed a petition seeking reorganization, readjustment, arrangement, composition or similar relief for the Person under the Federal bankruptcy laws or any other similar applicable law or practice, and if such decree or order referred to in this subsection (a) shall have continued undischarged and unstayed for a period of sixty (60) days.

(b) The entry of a decree or order by a court of competent jurisdiction (i) for the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of the Person or for the winding up or liquidation of the Person’s affairs, and such decree or order shall have remained in force undischarged and unstayed for a period of sixty (60) days, or (ii) for the sequestration or attachment of any material property of the Person, without its return to the possession of the Person, or its release from such sequestration or attachment within sixty (60) days thereafter.

(c) If the Person (i) institutes proceedings to be adjudicated a voluntary bankrupt or an insolvent, or (ii) consents to the filing of a bankruptcy proceeding against such Person, or (iii) files a petition or answer or consent seeking reorganization, readjustment, arrangement, composition or similar relief for such Person under the federal bankruptcy laws or any other similar applicable law or practice, or (iv) consents to the filing of any such petition, or to the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency for such Person or a substantial part of the Person’s property, or (v) makes an assignment for the benefit of the Person’s creditors, or (vi) is unable to or admits in writing the Person’s inability to pay the Person’s debts generally as they become due, or (vii) takes any action in furtherance of any of the aforesaid purposes.

11.21 Financing

The term “Financing” means any debt or equity financing and/or refinancing for CAH, or the granting of any security interest, encumbrance or other lien on any asset of CAH to secure repayment of any financing transaction, or any amendment or modification thereof, or refinancing or restructuring thereof or drawing of any additional advances thereunder.

11.22 Indemnified Parties

The term “Indemnified Parties” is defined in Section 2.09(a).

11.23 Indemnitor

The term “Indemnitor” is defined in Section 2.09(b).

11.24 Interest

The term “Interest” means in respect to any Member, all of such Member’s right, title and interest in and to the Net Profits, Net Losses, Cash Flow, distributions and capital of the Company, and any and all other interests therein in accordance with the provisions of this Agreement and the Delaware Act.

11.25 Liquidation

The term “Liquidation” means, in respect to the Company, the earlier of the date upon which the Company is terminated under Section 708(b)(1) of the Code or the date upon which the Company ceases to be a going concern (even though it may continue in existence for the purpose of winding up its affairs, paying its debts, and distributing any remaining balance to its Members).

11.26 Material Corporate Action

The term “Material Corporate Action” means the entry into by CAH and the taking by CAH of any and all actions permitted or required by CAH in connection with any acquisition, disposition, merger, “roll-up” consolidation, reorganization, recapitalization, restructuring, joint venture, partnership, limited liability company, or any other material corporate transaction involving CAH or its assets or interests in CAH. A Material Corporate Action includes, without limitation, any and all actions required or permitted in connection with any public offering of ownership interests in CAH (or in connection with the merger or other transfer of CAH or the transfer of the assets of CAH to any corporation or other entity that is the successor to CAH that intends to conduct a public offering), including the valuation of any dissenter’s rights in connection therewith. Also included is any transfer of all or any portion of the assets of CAH to a public or private market vehicle that intends to qualify as a real estate investment trust under Section 856 et. seq. of the Code or to a partnership, limited liability company or other entity whose general partner, managing member or other owner, intends to qualify as a real estate investment trust or to a comparable public or private real estate investment trust vehicle.

11.27 McKee

The term “McKee” is defined in the Preamble.

11.28 Member(s)

The term “Members” means CAH, McKee and Wysel, collectively; the term “Member” means any one (1) of the Members.

11.29 Member Loan

The term “ Member Loan” is defined in Section 3.01.

11.30 Net Profits and Net Losses

The terms “Net Profits” and “Net Losses” mean, for each fiscal year or other period, an amount equal to the Company’s taxable income or loss, as the case may be, for such year or period, determined in accordance with Section 703(a) of the Code (for this purpose, all items of income, gain, loss and deduction required to be stated separately pursuant to Section 703(a)(1) of the Code shall be included in taxable income or loss); provided, however, for purposes of computing such taxable income or loss, (a) such taxable income or loss shall be adjusted by any and all adjustments required to be made in order to maintain Capital Account balances in compliance with Treasury Regulation Section 1.704-1(b); and (b) any and all items of gross income or gain and/or “nonrecourse deductions” specially allocated to any Member pursuant to Section 4.03 shall not be taken into account in calculating such taxable income or loss.

11.31 Non-Contributing Member

The term “ Non-Contributing Member” is defined in Section 3.01.

11.32 Notified Member

The term “ Notified Member” is defined in Section 9.01.

11.33 Original Agreement

The term “Original Agreement” is defined in Recital A.

11.34 Percentage Interest

The term “Percentage Interest” means, with respect to each Member, the percentage set forth opposite such Member’s name under the column labeled “Initial Percentage Interest” on Exhibit “A” attached hereto.

11.35 Person

The term “Person” means any individual, and any partnership, joint venture, limited liability company, corporation, trust or other entity.

11.36 Pivotal Member

The term “Pivotal Member” is defined in the Preamble.

11.37 Price Determination Notice

The term “ Price Determination Notice” is defined in Section 9.02.

11.38 Purchase Notice

The term “ Purchase Notice” is defined in Section 9.03.

11.39 Purchase Price

The term “ Purchase Price” is defined in Section 9.02.

11.40 Regulatory Allocations

The term “Regulatory Allocations” is defined in Section 4.04.

11.41 Services

The term “Services” is defined in Section 1.06.

11.42 Securities Acts

The term “Securities Acts” is defined in Section 9.16(a)(i).

11.43 SFR Assets

The term “SFR Assets” is defined in Section 1.06.

11.44 Stated Value

The term “ Stated Value” is defined in Section 9.01.

11.45 Subsidiary Agreement(s)

The term “Subsidiary Agreement” and “Subsidiary Agreements” is defined in Section 1.06.

11.46 Subsidiary(ies)

The term “Subsidiary” and “Subsidiaries” is defined in Section 1.06.

11.47 Subsidiary Interest(s)

The term “Subsidiary Interest” and “Subsidiary Interests” is defined in Section 1.06.

11.48 Transfer

The term “Transfer” is defined in Section 6.01.

11.49 Treasury Regulation

The term “Treasury Regulation” means any proposed, temporary, and/or final federal income tax regulation promulgated by the United States Department of the Treasury as heretofore and hereafter amended from time to time (and/or any corresponding provisions of any superseding revenue law and/or regulation).

11.50 Wysel

The term “Wysel” is defined in the Preamble.

[SIGNATURES APPEAR ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the day and year first above written.

“CAH”	COLONY AMERICAN HOMES, LLC,
a Delaware limited liability company

	By:	/s/ Mark M. Hedstrom
Name: Mark M. Hedstrom
Its: Vice President

“McKee”	/s/ John Richard McKee, Jr.
JOHN RICHARD MCKEE, JR., as Trustee of the McKee Family Revocable Trust dated January 26, 2007

“Wysel”	WYSEL FAMILY TRUST DATED MAY 27, 2008

	By:	/s/ Dr. Glen Wysel
Dr. Glen Wysel, as Trustee

EXHIBIT “A”

NAMES, ADDRESSES AND

PERCENTAGE INTERESTS OF THE MEMBERS

Name and Address of Members	Percentage Interest

CAH

Colony American Homes, LLC 2450 Broadway 6th Floor Santa Monica, California 90404	25%

Pivotal Member

Dr. Glen Wysel, as Trustee of the Wysel Family Trust dated May 27, 2008 10935 E. Grandview Way Scottsdale, AZ 85255	18.75%

John Richard McKee, Jr., as Trustee of the McKee Family Revocable Trust dated January 26, 2007 8151 E. Indian Bend Road Suite 101 Scottsdale, Arizona 85250	56.25%

TOTAL	100%

EXHIBIT “A”

EXHIBIT “B”

INITIAL BUDGET AND BUSINESS PLAN

EXHIBIT “B”